UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): May 18, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated With Exit or Disposal Activities
     On May 18, 2007, CytRx Corporation (“we,” “us,” “CytRx” or the “Company”) began implementing the relocation of our laboratory facility from Worcester, Massachusetts, to San Diego, California, by terminating the employment of substantially all of our laboratory personnel in Massachusetts. We expect to incur cash charges of up to approximately $260,000 in connection with the workforce reduction. We have not yet determined the disposition of approximately $125,000 of fixed assets located at our Massachusetts facility. RXi Pharmaceuticals Corporation, our majority-owned subsidiary, has agreed to assignment of the Massachusetts facility under our current lease, which will expire in December 2007.
ITEM 8.01 Other Events
     On May 21, 2007, we announced plans to expand our research and development of orally-administered molecular chaperone technology and other operational changes, including the relocation of our laboratory facility to San Diego, California.
ITEM 9.01 Financial Statements and Exhibits
     There is filed as part of this Report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
	By:	/s/ Matthew Natalizio
Matthew Natalizio
Dated: May 22, 2007		Chief Financial Officer

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